UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  January 17, 2011

ATWOOD OCEANICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

COMMISSION FILE NUMBER 1-13167

IRS Employer Identification No. 74-1611874

15835 Park Ten Place Drive
Houston, Texas, 77084
(Address of Principal Executive Offices)

(281) 749-7800
(Registrant’s Telephone Number,
Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 18, 2011, Atwood Oceanics, Inc. (the “Company”) announced that on January 17, 2011, Mr. Arthur McGinnis (“Mac”) Polhamus, age 56, agreed to join the Company as Vice President, Operations with a commencement date of February 1, 2011.

In connection with Mr. Polhamus’s appointment as Vice President, Operations of the Company, the Company and Mr. Polhamus have agreed to certain initial terms of his employment.  Mr. Polhamus shall be paid an initial annual base salary of $270,000.  Mr. Polhamus shall be granted a one-time signing bonus of $100,000 in consideration of foregoing certain incentives at his previous employment.  The Company will provide relocation assistance, including reimbursement of certain moving costs and temporary housing and vehicle lease costs for up to 90 days.

Mr. Polhamus shall be eligible to receive, on a pro-rata basis, as appropriate, a cash incentive bonus for the fiscal year ending September 30, 2011 based, in part, upon Company-wide achievement of targeted performance goals and milestones (the “Target Goals”) established by the Compensation and Human Resources Committee of the Board of Directors of the Company (the “Compensation Committee”) and consistent with awards to other senior executive officers of the Company.  The target amount of the annual cash bonus portion tied to Target Goals will be 45% of Mr. Polhamus’s base salary if such Target Goals are achieved; achievement beyond the Target Goals, i.e. “stretch goals”, may result in a higher annual cash bonus up to 110% of Mr. Polhamus’s base salary, and performance under Target Goals, but at a minimum level, i.e. “threshold goals”, shall result in a lower annual cash bonus, but in no event less than 10% of Mr. Polhamus’s base salary.  Mr. Polhamus will also be eligible to receive, on a pro rata basis, as appropriate, a cash bonus based upon individual objectives established by the Compensation Committee.

Upon commencement of employment and in consideration of foregoing certain awards and incentives at his previous employment, Mr. Polhamus shall be granted a one-time award of restricted stock of the Company under the Company’s 2007 stock incentive plan valued at $200,000, based upon fair market value on such date.  The restricted stock award shall be subject to cliff vesting over a three-year period, with all shares vesting on or after the third anniversary date of the award and subject to the provisions in the Company’s 2007 stock incentive plan.  Beginning December 2011, Mr. Polhamus will be eligible for additional grants of stock based awards in accordance with the Company’s stock incentive plans on the same basis as other senior executive officers.  Mr. Polhamus will be provided with a level of benefits similar to that provided to other Company officers from time to time.

In connection with Mr. Polhamus’s appointment as Vice President, Operations of the Company, the Company entered into an Executive Agreement with Mr. Polhamus (the “Executive Agreement”) to be effective February 1, 2011. The Executive Agreement relates to termination of employment in connection with a change of control of the Company and is substantially similar to agreements for certain other Company senior executive officers except with regard to the calculation of the severance amount.  If Mr. Polhamus’s employment is terminated by the Company without cause or by Mr. Polhamus for good reason during the change of control transition period, he will be entitled to a severance payment equal to the sum of the annual salary and highest bonus paid by the Company to Mr. Polhamus for any prior fiscal year pro rated for the period of time between his date of termination and one year and six months from the date of the change of control. The Executive Agreement only addresses the terms of employment and compensation in the event of a termination of employment in connection with a change of control of the Company and not as a result of termination unrelated to such change of control and is intended to provide an appropriate retention incentive while balancing the value to the Company of such retention during a change of control transition period.  Unless notice of no further extension is provided to the executive by the Company, the Executive Agreement has a three year evergreen term, so that there are always three years remaining on the term.  The post change of control employment period is one year and six months, commencing on the date of the change of control, which must occur during the term of the Executive Agreement.

There is no arrangement or understanding between Mr. Polhamus and any other person pursuant to which Mr. Polhamus will be appointed as Vice President, Operations of the Company effective as of the Commencement Date.  Mr. Polhamus has no family relationship between any director or executive officer of the Company.  There are no transactions in which Mr. Polhamus has an interest requiring disclosure under Item 404(a) of Regulation S-K.

From 1996 through January 2011, Mr. Polhamus served in various positions at Transocean Ltd., including most recently as Managing Director – West Africa South Division.  Prior to joining Transocean, Mr. Polhamus spent one year consulting for Sonat Offshore Drilling Inc., four years consulting for Triton International & Petroleum Engineers Inc. and ten years with Amoco International Oil Company. Neither Transocean, Sonat, Triton nor Amoco are a parent, subsidiary or affiliate of the Company.  Mr. Polhamus holds a Bachelor of Science – Petroleum Engineering Degree from Tulsa University.

The foregoing description of the Executive Agreement does not purport to be complete and is qualified in its entirety by reference to the Executive Agreement which is attached hereto and filed herewith as Exhibit 10.1.  Also attached hereto as Exhibit 99.1 is a related press release dated January 18, 2011.

Statements contained in this report with respect to the future are forward-looking statements.  These statements reflect management’s reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors including the Company’s dependence on the oil and gas industry; the risks involved in the construction of a rig and commencement of operations of the rig following delivery; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism, acts of piracy, embargoes, war or other military operations; and governmental and industry regulations and environmental matters.  A list of additional risk factors can be found in the Company’s annual report on Form 10-K for the year ended September 30, 2010, filed with the Securities and Exchange Commission.

ITEM 9.01                      EXHIBITS

(d)           Exhibits

Exhibit No.                                Description of Exhibit

10.1	Executive Agreement between Arthur McGinnis Polhamus and Atwood Oceanics, Inc. dated effective as of February 1, 2011

99.1	Press release dated January 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC.
(Registrant)

/s/ Mark L. Mey
Mark L. Mey
Senior Vice President
DATE: January 18, 2011